Exhibit 99.1

Contacts:

Investor Relations:	Todd W. Garner
Vice President, Investor Relations
(908) 277-8065

Media Relations:	Scott T. Lowry
Vice President and Treasurer
(908) 277-8365

BARD ANNOUNCES FOURTH QUARTER RESULTS

REVENUE UP 5 PERCENT,

DILUTED EPS OF $1.30, $1.70 ON ADJUSTED BASIS

MURRAY HILL, NJ — (January 31, 2012) — C. R. Bard, Inc. (NYSE: BCR) today reported 2011 fourth quarter financial results. Fourth quarter 2011 net sales were $751.9 million, an increase of 5 percent over the prior-year period, on both an as-reported and constant currency basis.

For the fourth quarter 2011, net sales in the U.S. were $502.5 million and net sales outside the U.S. were $249.4 million, an increase of 2 percent and 10 percent, respectively, over the prior-year period. Excluding the impact of foreign exchange, fourth quarter 2011 net sales outside the U.S. increased 9 percent over the prior-year period.

Net sales for the full year 2011 were $2,896.4 million, an increase of 6 percent over the prior-year period. Excluding the impact of foreign exchange, full year 2011 net sales increased 5 percent over the prior-year period.

For the fourth quarter 2011, net income attributable to common shareholders was $113.8 million and diluted earnings per share available to common shareholders were $1.30, a decrease of 16 percent and 12 percent, respectively, as compared to fourth quarter 2010 results. Adjusting for items that affect comparability between periods as detailed in the tables below, fourth quarter 2011 net income attributable to common shareholders was $148.6 million and diluted earnings per share available to common shareholders were $1.70, an increase of 4 percent and 10 percent, respectively, as compared to fourth quarter 2010 results.

For the full year 2011, net income attributable to common shareholders was $328.0 million and diluted earnings per share available to common shareholders were $3.69, a decrease of 36 percent and 31 percent, respectively, as compared to full year 2010 results. Adjusting for items that affect comparability between periods, full year 2011 net income attributable to common shareholders was $568.9 million and diluted earnings per share available to common shareholders were $6.40, an increase of 6 percent and 14 percent, respectively, as compared to full year 2010 results.

Timothy M. Ring, chairman and chief executive officer, commented, “Fourth quarter constant currency net sales growth of 5% was at the top end of our guidance and allowed us to exceed adjusted EPS guidance for the quarter and for the year. Our revenue growth is being driven by a combination of geographic investments, external acquisitions and internal research and development. By combining top-line growth with disciplined expense management and share-repurchase programs, we have been able to meet our short-term commitments to shareholders while positioning the company for healthy long-term growth.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our September 30, 2011 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Income

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Net sales	$751,900	$717,100	$2,896,400	$2,720,200
Costs and expenses
Cost of goods sold	282,100	263,700	1,097,300	1,020,000
Marketing, selling and administrative expense	214,200	204,700	794,600	759,800
Research and development expense	43,600	52,200	185,400	185,400
Interest expense	9,300	3,800	36,400	12,700
Other (income) expense, net	60,700	15,900	271,900	24,600

Total costs and expenses	609,900	540,300	2,385,600	2,002,500

Income from operations before income taxes	142,000	176,800	510,800	717,700

Income tax provision	28,200	40,600	182,800	208,100

Net income	113,800	136,200	328,000	509,600

Net income attributable to noncontrolling interest	—	—	—	400

Net income attributable to common shareholders	$113,800	$136,200	$328,000	$509,200

Basic earnings per share available to common shareholders	$1.31	$1.48	$3.75	$5.39

Diluted earnings per share available to common shareholders	$1.30	$1.47	$3.69	$5.32

Wt. avg. common shares outstanding - basic	85,200	90,800	85,800	93,400

Wt. avg. common and common equivalent shares outstanding - diluted	86,000	92,000	87,300	94,600

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended December 31,				Twelve Months Ended December 31,
	2011	2010	Change	Constant Currency	2011	2010	Change	Constant Currency
Vascular	$220,700	$205,300	8%	7%	$842,400	$755,900	11%	10%
Urology	190,400	185,100	3%	3%	734,800	718,100	2%	1%
Oncology	201,400	189,200	6%	6%	779,500	724,800	8%	6%
Surgical Specialties	116,600	114,600	2%	2%	450,000	434,600	4%	3%
Other	22,800	22,900	—	—	89,700	86,800	3%	3%

Net sales	$751,900	$717,100	5%		$2,896,400	$2,720,200	6%

Foreign exchange impact		1,700				33,300

Constant Currency	$751,900	$718,800		5%	$2,896,400	$2,753,500		5%

Reconciliation of Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended December 31, 2011
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders

GAAP Basis	$282.1	$214.2	$43.6	$60.7	$28.2	$113.8	$1.30
Items that affect comparability of results between periods:
Acquisition related items	—	(3.8)	—	(4.1)	1.0	6.9
Legal settlement	—	—	—	(51.0)	10.2	40.8
Impairment of bonds	—	—	—	(4.5)	—	4.5
Restructuring	—	—	—	1.1	(0.2)	(0.9)
Tax items	—	—	—	—	16.5	(16.5)

Total	—	(3.8)	—	(58.5)	27.5	34.8	0.40

Adjusted Basis	$282.1	$210.4	$43.6	$2.2	$55.7	$148.6	$1.70

	Quarter Ended December 31, 2010
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders (1)

GAAP Basis	$263.7	$204.7	$52.2	$15.9	$40.6	$136.2	$1.47
Items that affect comparability of results between periods:
Acquisition related items	(0.4)	(0.1)	(2.1)	—	0.6	2.0
Restructuring	—	—	—	(16.7)	5.3	11.4
Tax items	—	—	—	—	6.2	(6.2)

Total	(0.4)	(0.1)	(2.1)	(16.7)	12.1	7.2	0.08

Adjusted Basis	$263.3	$204.6	$50.1	$(0.8)	$52.7	$143.4	$1.54

	Twelve Months Ended December 31, 2011
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders

GAAP Basis	$1,097.3	$794.6	$185.4	$271.9	$182.8	$328.0	$3.69
Items that affect comparability of results between periods:
Acquisition related items	0.4	(6.8)	(3.5)	(4.4)	2.6	11.7
Legal settlements and commitments	—	—	—	(246.5)	16.2	230.3
Impairment of bonds	—	—	—	(11.5)	—	11.5
Restructuring	—	—	—	(7.8)	2.8	5.0
Tax items	—	—	—	—	17.6	(17.6)

Total	0.4	(6.8)	(3.5)	(270.2)	39.2	240.9	2.71

Adjusted Basis	$1,097.7	$787.8	$181.9	$1.7	$222.0	$568.9	$6.40

	Twelve Months Ended December 31, 2010
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders

GAAP Basis	$1,020.0	$759.8	$185.4	$24.6	$208.1	$509.2	$5.32
Items that affect comparability of results between periods:
Acquisition related items	(3.2)	(5.7)	(2.6)	(9.3)	4.7	16.1
Write-down of receivables	—	(3.8)	—	—	—	3.8
Restructuring	—	—	—	(16.7)	5.3	11.4
Tax items	—	—	—	—	4.8	(4.8)

Total	(3.2)	(9.5)	(2.6)	(26.0)	14.8	26.5	0.28

Adjusted Basis	$1,016.8	$750.3	$182.8	$(1.4)	$222.9	$535.7	$5.60

(1)	Total per share amounts do not add due to rounding.

Notes to Reconciliation of Earnings

•

For the fourth quarter 2011, the following items affected the comparability of results between periods: (i) charges of $7.9 million pre-tax for acquisition related items including transaction costs, purchase accounting adjustments and integration costs; (ii) a charge of $51.0 million pre-tax related to a preliminary legal settlement; (iii) a charge of $4.5 million pre-tax for the impairment of Greek bonds; (iv) a net reversal of $1.1 million pre-tax for restructuring costs; and (v) a decrease of $16.5 million in the income tax provision associated with audit settlements related to the completion of IRS examinations for the tax years from 2005 through 2007 and certain examinations in a foreign jurisdiction. The net effect of these items decreased net income attributable to common shareholders by $34.8 million, or $0.40 diluted earnings per share available to common shareholders.

•

For the fourth quarter 2010, the following items affected the comparability of results between periods: (i) a charge of $2.6 million pre-tax for acquisition related items including purchased research and development, transaction costs and purchase accounting adjustments; (ii) a charge of $16.7 million pre-tax for restructuring; and (iii) a decrease of $6.2 million in the income tax provision associated with the completion of certain foreign tax examinations, and the expiration of statutes of limitations in foreign jurisdictions. The net effect of these items decreased net income attributable to common shareholders by $7.2 million, or $0.08 diluted earnings per share available to common shareholders.

•

For the twelve months ended December 31, 2011, the following items affected the comparability of results between periods: (i) charges of $14.3 million pre-tax for acquisition related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $246.5 million pre-tax related to legal settlements and commitments; (iii) charges of $11.5 million pre-tax for the impairment of Greek bonds; (iv) net charges of $7.8 million pre-tax for restructuring; and (v) a decrease of $17.6 million in the income tax provision associated with audit settlements related to the completion of IRS examinations for the tax years from 2005 through 2007 and certain examinations in other jurisdictions. The net effect of these items decreased net income attributable to common shareholders by $240.9 million, or $2.71 diluted earnings per share available to common shareholders.

•

For the twelve months ended December 31, 2010, the following items affected the comparability of results between periods: (i) charges of $20.8 million pre-tax for acquisition related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; (ii) a charge of $3.8 million pre-tax for the write-down of public hospital receivables in Greece; (iii) a charge of $16.7 million pre-tax for restructuring; and (iv) a net decrease of $4.8 million in the income tax provision, including a decrease of $10.4 million due to a remeasurement of certain tax positions related to the completion of IRS examinations of the tax years 2003 and 2004, the completion of certain foreign tax examinations, and the expiration of statutes of limitations in foreign jurisdictions, offset by an increase of $5.6 million due to cash repatriation of certain foreign earnings as a result of new tax legislation. The net effect of these items decreased net income attributable to common shareholders by $26.5 million, or $0.28 diluted earnings per share available to common shareholders.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding charges for acquisition related items; (2) marketing, selling and administrative expense excluding charges for acquisition related items and the write-down of public hospital receivables in Greece; (3) research and development expense excluding charges for acquisition related items; (4) other (income) expense, net, excluding charges for acquisition related items, legal settlements and commitments, the impairment of Greek bonds; and charges for restructuring; (5) income tax provision excluding a decrease due to audit settlements and reductions of certain tax positions, an increase resulting from a cash repatriation of certain foreign earnings, and the tax effect of the items set forth in (1) through (4) above; (6) net income attributable to common shareholders excluding the items set forth in (1) through (5) above; and (7) diluted earnings per share available to common shareholders excluding the items set forth in (1) through (5) above.

The company excluded the items described above because they may cause certain statements of operations categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported these non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP information. Management compensates for these limitations by providing full disclosure of each non-GAAP measure and a reconciliation to the most directly comparable GAAP measure. All non-GAAP measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to Earnings per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Earnings per Share Numerator: GAAP Basis - basic and diluted
Net income attributable to common shareholders	$113,800	$136,200	$328,000	$509,200
Less: Income allocated to participating securities (1)	2,000	1,400	6,100	5,500

Net income available to common shareholders	$111,800	$134,800	$321,900	$503,700

Earnings per Share Numerator: Adjusted Basis - diluted
Net income attributable to common shareholders	$148,600	$143,400	$568,900	$535,700
Less: Income allocated to participating securities (1)	2,700	1,500	10,100	5,800

Net income available to common shareholders	$145,900	$141,900	$558,800	$529,900

Earnings per Share Denominator:
Wt. avg. common shares outstanding - basic	85,200	90,800	85,800	93,400

Wt. avg. common and common equivalent shares outstanding - diluted	86,000	92,000	87,300	94,600

Earnings per Share: GAAP Basis
Basic earnings per share available to common shareholders	$1.31	$1.48	$3.75	$5.39

Diluted earnings per share available to common shareholders	$1.30	$1.47	$3.69	$5.32

Earnings per Share: Adjusted Basis
Diluted earnings per share available to common shareholders	$1.70	$1.54	$6.40	$5.60

(1)	Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of net income attributable to common shareholders less income allocated to participating securities.